UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Air Products and Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 7, 2024, Air Products and Chemicals, Inc. (the “Company”) posted to its website, voteairproducts.com, the following note:

A NOTE CONCERNING THIS LETTER TO SHAREHOLDERS: As some of you may know, since early October of this year, activist investment firm Mantle Ridge LP and certain of its affiliates (collectively, “Mantle Ridge”) have been waging a campaign to take full control of our Board of Directors, nominating candidates for all nine of the positions on our Board. On the afternoon of December 4, 2024, just one day after the Company filed its definitive proxy statement with the Securities and Exchange Commission addressing Mantle Ridge’s campaign, Air Products was notified by Mantle Ridge that it was withdrawing its nomination for election of five of its nine nominees.

Mantle Ridge’s last-minute maneuver does not change the facts about our business, the strength of our strategy, and the steps we are already taking to de-risk hydrogen projects and maintain a fresh and independent board, as outlined in the letter below. Therefore, we have kept this letter accessible to shareholders. However, shareholders are advised to read our Supplement to Proxy Statement, dated December  6, 2024, available here in conjunction with the below letter for important additional information relating to Mantle Ridge’s current reduced slate of four director nominees.

We look forward to sharing a more comprehensive detailing of why we believe Mantle Ridge’s short-term agenda to seize control of the Company’s leadership, to curtail or eliminate our growth strategy, and to impose its inferior nominees on our Board, would be destructive to shareholder value.

On December 9, 2024, the Company posted on its social media accounts and on Google the following advertisements:

Air Products Digital Advertisements and Social Posts – 12.9.24

LinkedIn Organic Social Post

-	Video Post #1

Air Products Digital Advertisements and Social Posts – 12.9.24

Air Products Digital Advertisements and Social Posts – 12.9.24

Air Products Digital Advertisements and Social Posts – 12.9.24

Air Products Digital Advertisements and Social Posts – 12.9.24

Air Products Digital Advertisements and Social Posts – 12.9.24

Air Products Digital Advertisements and Social Posts – 12.9.24

Air Products Digital Advertisements and Social Posts – 12.9.24

Air Products Digital Advertisements and Social Posts – 12.9.24

Air Products Digital Advertisements and Social Posts – 12.9.24

Carousel Ad #1

Air Products Digital Advertisements and Social Posts – 12.9.24

Air Products Digital Advertisements and Social Posts – 12.9.24

Carousel Ad #2

Air Products Digital Advertisements and Social Posts – 12.9.24

Air Products Digital Advertisements and Social Posts – 12.9.24

Air Products Digital Advertisements and Social Posts – 12.9.24

Google Search

VOTE APD’s Board Nominees - A Refreshed Board | A Prudent Approach | A Diverse Group of Leaders | Extensive, Relevant Experience | Broad Range of Skills | A Track Record of Leadership | Two New Directors Nominated

Learn more about our experienced, diverse Board and two-pillar growth strategy. As of the AGM, six of nine Directors will have been appointed in the last five years. The skills, experience, and independent perspectives to sustain success and fuel growth. Click for important cautionary statements and disclaimers.

Air Products Digital Advertisements and Social Posts – 12.9.24

VOTE APD’s Board Nominees - Delivering Shareholder Value | Sustaining Success | Industry Leading Profitability | Two-Pillar Growth Strategy | Industrial Gases Leader | Clean Hydrogen First-Mover | Long-Term Growth Strategy | Disciplined Capital Allocation

Industry-leading profitability and 40+ years of consecutive dividend increases. Delivering in our core industrial gases business and positioned to lead clean hydrogen. Learn more about our strategy for continued success and growth. Click for important cautionary statements and disclaimers.

VOTE APD’s Board Nominees - 2025 Shareholder Meeting | Your Vote Matters | Vote WHITE Proxy Card Today | Support the Air Products Board | Vote “FOR” ONLY APD’s nominees

Your vote at Air Products’ 2025 Annual Meeting on January 23, 2025 is critical. Vote the WHITE proxy card “FOR” ONLY Air Products’ Director nominees. Submit the WHITE form of proxy prior to January 23, 2025. Click for important cautionary statements and disclaimers.

Air Products Digital Advertisements and Social Posts – 12.9.24

Display

Air Products Digital Advertisements and Social Posts – 12.9.24

Air Products Digital Advertisements and Social Posts – 12.9.24

Air Products Digital Advertisements and Social Posts – 12.9.24